EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559-8154
Investor Relations Contact: Larry De Maria – (917) 449-2237

MSA Safety Acquires M&C TechGroup, a Leading Manufacturer of Gas Analysis Solutions and Technologies

•Acquisition expands MSA's Detection solutions and adds new capabilities in the gas analysis and process safety markets
•With annual revenue of approximately $55 million, M&C TechGroup is highly complementary to MSA’s technology, customer base and distribution network
•Transaction expected to be accretive to MSA’s adjusted earnings in 2025

PITTSBURGH, May 7, 2025 – Global safety equipment and solutions provider MSA Safety Incorporated (NYSE: MSA) today announced it has acquired M&C TechGroup in a transaction valued at approximately $200 million.

Based in Ratingen, Germany, M&C TechGroup provides a comprehensive range of gas analysis systems that detect, measure and monitor gases in critical environments. The company’s product portfolio includes systems and solutions for gas sampling, gas conditioning, as well as advanced process control. M&C products and systems are used in a wide range of industries and applications, including energy, chemicals, utilities, manufacturing, food and beverage, and other industrial applications. Founded in 1985, M&C TechGroup employs approximately 220 associates globally.

“We are excited to welcome M&C to the MSA Safety family,” said Steve Blanco, MSA Safety President and CEO. “By bringing aboard M&C, we expand our addressable market in detection, with complementary technologies across diverse markets. The acquisition of M&C aligns well with our Accelerate strategy, which includes a focus on growing our detection business and enhancing our portfolio through strategic acquisitions,” he said.

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“With M&C’s leadership position and expertise in gas measurement, gas analysis and process control, we expect to accelerate its growth by leveraging our global footprint, customer relationships and distribution network,” Mr. Blanco continued. “Overall, the acquisition positions us to be a leading provider of high-quality gas analysis solutions that create value for customers by enhancing infrastructure and workplace safety, optimizing processes and reducing costs.”

Commenting on the transaction, M&C Managing Director and principal owner Olaf Sommer said, “Our two companies share similar values and cultures, and that was an important factor in our decision to join forces with MSA Safety. MSA’s leadership position in detection technology, its commitment to innovation and its core values centered around integrity make this transaction an excellent fit for our customers, our people and our business,” he said. “By leveraging MSA’s global market reach, its distribution resources and and its detection expertise, we have a great opportunity to expand our business well beyond the installed base and markets we serve today.”

About MSA Safety

MSA Safety Incorporated (NYSE: MSA) is the global leader in advanced safety products, technologies and solutions. Driven by its singular mission of safety, the Company has been at the forefront of safety innovation since 1914, protecting workers and facility infrastructure around the world across a broad range of diverse end markets while creating sustainable value for shareholders. With 2024 revenues of $1.8 billion, MSA Safety is headquartered in Cranberry Township, Pennsylvania and employs a team of over 5,000 associates across its more than 40 international locations. For more information, please visit www.MSASafety.com.

About M&C TechGroup

Founded in 1985, M&C TechGroup is based in Ratingen, Germany and has approximately 220 employees. The company is a global full-scale provider of gas analysis solutions to detect, measure and monitor various parameters in a range of critical industrial processes across a broad range of industrial markets. As a supplier of premium gas analysis products, M&C’s goal is to support its customers in process control. The added value the company creates for customers includes process optimization, cost reduction and safety. Its vision is to meet every customer challenge in a cost-oriented way, with high competence and reliable long-term performance quality. For more information, please visit www.mc-techgroup.com/en.

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Cautionary Statement Regarding Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MSA's and M&C TechGroup’s managements' future expectations, beliefs, goals, plans or prospects. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation the ability of MSA to successfully integrate M&C’s operations and employees, unexpected costs, changes or expenses resulting from the transaction, risks that the transaction disrupts the current plans and operations of MSA and M&C, the ability to realize anticipated synergies, MSA's ability to successfully grow M&C’s business, potential adverse reactions or changes in business relationships resulting from the announcement of the transaction, the retention of key employees, global economic conditions, spending patterns of government agencies, competitive pressures, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 14, 2025. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA's SEC filings are readily obtainable at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward-looking statements contained herein, except as required by law.

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